Exhibit 23.3


               CONSENT OF INDEPENDENT ACCOUNTANTS
               ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 5, 1997, except as to Note 14, which is as of February 10, 1999, relating to the financial statements of Toledo Pickling & Steel Sales, Inc., which appears in the Current Report on Form 8-KA of Consolidated Capital of North America, Inc. dated February 12, 1999.




/s/ PRICEWATERHOUSECOOPERS LLP
Toledo, Ohio
April 20, 1999